EXHIBIT 23.1













INDEPENDENT AUDITORS' CONSENT




We consent to the use in the amended Registration Statement of Hudson Ventures Inc. on Form SB-2 of our Auditors' Report, dated August 9, 2002, on the balance sheet of Hudson Ventures Inc. as at July 31, 2002, and the related statement of loss and deficit accumulated during the exploration stage, statement of cash flows and statement of stockholders' equity for the period from inception on November 30, 2001 to July 31, 2002.

In  addition,  we  consent to the reference to us  under  the  heading
"Interests   Of  Named  Experts  And  Counsel"  in  the   Registration
Statement.




Vancouver, Canada                              "Morgan & Company"

June 16, 2003                                   Chartered Accountants